As filed with the Securities and Exchange Commission on December 12, 2008

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

VENOCO, INC.

(Exact name of registrant as specified in its charter)

Delaware	77-0323555
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

370 17th Street, Suite 3900
Denver, Colorado 80202
(303) 626-8300

(Address of principal executive offices)

Venoco, Inc. 2008 Employee Stock Purchase Plan

(Full title of the plan)

Timothy M. Marquez
Chairman and Chief Executive Officer
370 17th Street, Suite 3900
Denver, Colorado 80202-1370
(303) 626-8300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

John Elofson, Esq.
Davis Graham & Stubbs LLP
1550 Seventeenth Street, Suite 500
Denver, Colorado 80202
(303) 892-9400

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common Stock, par value $0.01 per share	1,500,000	$2.94	(2)	$4,410,000	(2)	$173.31	(3)

(1)    Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock of the registrant (“Common Stock”) to be offered or issued as a result of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Common Stock.

(2)    Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and (h) under the Securities Act.  The proposed maximum offering price per share and the proposed maximum aggregate offering price are calculated using the average of the high and low prices of the Common Stock on the New York Stock Exchange on December 11, 2008.

(3)    Venoco, Inc. previously filed a Registration Statement on Form S-1 (Registration No. 333-130478) with the Commission on December 20, 2005 (as modified by pre-effective amendments, the last of which was filed on November 16, 2006, the “Prior Form S-1”). A filing fee of $20,124 was paid in connection with $188,070,500 of Common Stock that was not sold under the Prior Form S-1. Pursuant to Rule 457(p) under the Securities Act, the $20,124 filing fee for such unsold Common Stock under the Prior Form S-1 is entitled to be used to offset future filing fees. Venoco, Inc. utilized (i) $16,849 of such excess to offset filing fees due in connection with a Registration Statement on Form S-3 (Registration No. 333-143254) filed with the Commission on May 25, 2007, and (ii) $990 of such excess to offset filing fees due in connection with a Registration Statement on Form S-8 (Registration No. 333-144179) filed with the Commission on June 29, 2007. The entire $173.31 filing fee due in connection with this Registration Statement is being paid through offset against the remaining $2,285. The unused $2,111.69 remaining after the filing of this Registration Statement may be used to offset future registration fees in accordance with Rule 457(p).

PART I

The information and written statement required by Part I are included in the documents sent or given to participants in the plan covered by this registration statement pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”).

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.                                                     INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents, previously filed by Venoco, Inc. (the “registrant”) with the Securities and Exchange Commission (the “Commission”), are hereby incorporated in this registration statement by reference as of their date of filing with the Commission:

(a)                                  The registrant’s Annual Report on Form 10-K for the year ended December 31, 2007, filed with the Commission on March 14, 2008 (the “Annual Report”);

(b)                                 All other reports filed by the registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since the end of the fiscal year covered in the Annual Report; and

(c)                                  The description of the registrant’s common stock contained in the registrant’s registration statement on Form 8-A filed under the Exchange Act with the Commission on November 14, 2006, as the same may be amended from time to time.

All other documents filed by the registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement indicating that all securities offered under the registration statement have been sold, or deregistering all securities then remaining unsold, are also incorporated herein by reference and shall be a part hereof from the date of the filing of such documents.

Any statement contained in a document incorporated by, or deemed incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.                                                     DESCRIPTION OF SECURITIES

Not applicable.

ITEM 5.                                                     INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable.

ITEM 6.                                                     INDEMNIFICATION OF DIRECTORS AND OFFICERS

The registrant is incorporated under the laws of the State of Delaware.  Section 145 of the Delaware General Corporation Law (“DGCL”) authorizes a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, other than an action by or in the right of the corporation, because such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reason to believe his conduct was unlawful. Similar indemnity is authorized for such persons against expenses, including attorneys’ fees, actually and reasonably incurred in defense or settlement of any such pending, completed or threatened action or suit by or in the right of the corporation if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that, unless a court of competent jurisdiction otherwise provides, such person shall not have been adjudged liable to the corporation. Any such indemnification may be made as authorized in each specific case upon a determination by the stockholders, disinterested directors or independent legal counsel that indemnification is proper because the indemnitee has met the applicable standard of conduct.  Article 10 of the registrant’s certificate of incorporation generally provides that it will indemnify its directors and officers and certain other persons to the extent permitted by the DGCL. In addition, the registrant has entered into an indemnification agreement with each of its directors, and an employment agreement with certain of its officers, pursuant to which it has agreed, in general, to indemnify those persons to the extent permitted by the DGCL.

Section 145 of the DGCL also authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him. The registrant maintains policies insuring its and its subsidiaries’ officers and directors against certain liabilities for actions taken in such capacities, including liabilities under the Securities Act.

As permitted by the DGCL, Article 9 of the registrant’s certificate of incorporation eliminates in certain circumstances the monetary liability of its directors for a breach of their fiduciary duty as directors. These provisions do not eliminate the liability of a director:

•                  for a breach of the director’s duty of loyalty to registrant or its stockholders;

•                  for acts or omissions by the director not in good faith;

•                  for acts or omissions by the director involving intentional misconduct or a knowing violation of law;

•                  under Section 174 of the DGCL, which relates to the declaration of dividends and purchase or redemption of shares in violation of the DGCL; and

•                  for any transaction from which the director derived an improper personal benefit.

ITEM 7.                                                     EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

Item 8.                                                               Exhibits

See Exhibit Index.

ITEM 9.                                                     UNDERTAKINGS

(a)                                  The registrant undertakes:

(1)                                  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)                                     To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)                                  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)                               To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(2)                                  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                                  To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(b)                                 The registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)                                  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S–8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on this 12th day of December, 2008.

VENOCO, INC.

By:	/s/ Timothy M. Marquez
Name: Timothy M. Marquez
Title: Chairman and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Timothy M. Marquez, William S. Schneider and Terry L. Anderson, and each of them, his true and lawful agent and attorney-in-fact, with full power of substitution and resubstitution, to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-8 and to file the same, together with all exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Timothy M. Marquez	Chairman and Chief Executive Officer	December 12, 2008
Timothy M. Marquez	(Principal Executive Officer)

/s/ Timothy A. Ficker	Chief Financial Officer	December 12, 2008
Timothy A. Ficker	(Principal Financial Officer)

/s/ Douglas J. Griggs	Chief Accounting Officer	December 12, 2008
Douglas J. Griggs	(Principal Accounting Officer)

/s/ J.C. McFarland	Director	December 12, 2008
J.C. McFarland

Director
Joel L. Reed

Director
Mark A. Snell

/s/ M.W. Scoggins	Director	December 12, 2008
M.W. Scoggins

/s/ Richard Walker	Director	December 12, 2008
Richard Walker

EXHIBIT INDEX

The following is a list of all exhibits filed as part of this Registration Statement or, as noted, incorporated by reference into this Registration Statement.

Exhibit No.	Description of Exhibit

4.1	Amended and Restated Certificate of Incorporation of Venoco, Inc. (incorporated by reference to Exhibit 3.1 to the Quarterly Report on Form 10-Q of Venoco, Inc. filed on November 21, 2005).

4.2	Amended and Restated Bylaws of Venoco, Inc. (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K of Venoco, Inc. filed on September 5, 2008).

5.1	Opinion of Davis Graham & Stubbs LLP as to the legality of the securities being issued.

23.1	Consent of Davis Graham & Stubbs LLP (included in Exhibit 5.1).

23.2	Consent of Deloitte & Touche LLP.

23.3	Consent of Netherland, Sewell & Associates, Inc.

23.4	Consent of DeGolyer & MacNaughton.

24.1	Power of Attorney (included on signature page of this Registration Statement).

99.1	Venoco, Inc. 2008 Employee Stock Purchase Plan.*

*           Previously filed as Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed on November 20, 2008, and incorporated herein by reference.